CONSENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (File No. 33-37527) ("Registration Statement") of our report dated February 10, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Report of Putnam Voyager Fund II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2003